SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE
Contact:
Kimberley Dietrich
(617) 663-4217
kdietrich@jhancock.com
John Hancock Tax-Advantaged Dividend Income Fund Announces
Increased Monthly Distributions, Share Repurchase Program
and Capital Gains Distributions
BOSTON, December 4, 2007 — John Hancock Tax-Advantaged Dividend Income Fund (NYSE: HTD) announced today that its Board of Trustees, in evaluating strategic options to enhance shareholder value and potentially decrease the discount of the Fund’s common shares, has approved the following measures to be implemented:
1.	An increased distribution level pursuant to a newly adopted level distribution policy

2.	A common share repurchase plan
Increased Distribution Amount and Level Distribution Policy
     Increased Distribution Level. The Board of Trustees of the Fund authorized an increase in the Fund’s monthly distribution, effective with the December distribution as described below. The new distribution will be $0.125 per share, which represents a 29.3% increase over the current distribution of $0.0967. On an annualized basis, the new distribution level equates to a NAV distribution rate of 7.07% and a market value distribution rate of 8.04% based on the Fund’s net asset value of $21.22 and closing share price of $18.65 on December 3, 2007. This action increases the Fund’s distribution rate significantly above many of its peers. As of October 31, 2007, this new rate would have placed the fund in the top third of its Lipper peer group of Value Funds. Because the NAV of the Fund and the market price of its shares will vary, the monthly distribution, which is based on a level dollar amount, may represent more or less than these annualized distribution rates at any point in time. See “Level Distribution Policy” below regarding the components, including return of capital, which may be included in distributions paid out at the new increased level.
     Level Distribution Policy. The Board of Trustees of the Fund also approved a level distribution policy whereby the Fund will pay a fixed monthly distribution to common shareholders in the above amount. The Fund’s level distribution policy and the amount paid out under such policy is subject to regular review by the Board of Trustees to determine whether it continues to be in the best interests of the Fund and its shareholders. There can be no assurance that the level distribution policy will be maintained in the future or maintained at its current level.
     The distributions are to be made from current income, supplemented by realized long-term capital gains, to the extent permitted by law, realized short-term capital gains and, to the extent necessary, return of capital. The composition of distributions under this policy may vary because it may be materially impacted by future realized capital gains and income from holdings. As required under the Investment Company Act of 1940, the Fund will provide a notice indicating the sources of each distribution to shareholders at the time of distribution that does not consist solely of net income. The notice would be for informational sources only and the amounts indicated in such notices likely will differ from the ultimate federal income tax characterization of distributions reported to shareholders on Form 1099 Div after year-end. Shareholders should expect that distributions may include return of capital unless and until the Fund receives exemptive relief permitting it to make regular distributions of long-term capital gain (as described below). Investors should understand that a return of capital is not a distribution of income or gains from the Fund.
     SEC Exemptive Relief. In January, 2007, in a proactive effort to enhance flexibility to adjust the Fund’s distribution policy in accordance with changing circumstances and shareholder interests, the Fund filed an application with the SEC for an exemptive order. If obtained, the order would allow the Fund to include long-term capital gains in monthly distributions to shareholders. Currently, funds may distribute long-term capital gains only twice per year with limited exceptions. Funds that have received this type of exemptive relief are allowed to include long-term capital gains in periodic distributions made throughout the year, along with net investment income and/or return of capital. This exemptive relief could allow the Fund to reduce or eliminate the inclusion of capital included in monthly distributions under the level distribution policy, although there is no guarantee that it would do so. There can be no assurance as to whether or when the SEC would grant this order, or as to the conditions to which any order would be subject.
     Board Considerations. The Board of Trustees periodically evaluates the options available to enhance shareholder value and potentially reduce the discount between the market price of the Fund’s shares and the NAV. Although there is no guarantee that the increased level distributions will significantly increase the market price or reduce the discount, experience suggests a correlation between the distribution rate and the discount at which the Fund shares trade. In addition to the potential positive impact higher level distribution payments may have on the Fund’s market price and premium/discount trends, in setting the new distribution level, the Board also considered the Fund’s current financial condition, including its income generating investments and total return performance as well as the rates of distributions being paid by funds in the Fund’s peer group.
Share Repurchase Plan

     As a further result of its periodic review of the options available to enhance shareholder value and potentially reduce the discount between the market price of the Fund’s shares and the NAV, the Board of Trustees authorized a share repurchase plan whereby the Fund may purchase in the open market up to 10% of its outstanding common shares commencing effective immediately through December 31, 2008. The share repurchase program is intended to increase the Fund’s NAV per share of the Fund’s remaining common shares. It could also have the benefit of providing additional liquidity in the trading of the common shares.
     There is no assurance that the Fund will purchase shares at any specific discount levels or in any specific amounts. The Fund’s repurchase activity will be disclosed in its shareholder report for the relevant fiscal period. There is no assurance that the market price of the Fund’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases. The Fund uses leverage, which involves risk and may increase the volatility of the Fund’s net asset value.
Monthly Dividend Declaration and Year-End Capital Gains Distribution
     John Hancock Tax-Advantaged Dividend Income Fund declared its increased monthly dividend and year-end capital gains distribution today as follows:

Declaration Date:	December 4, 2007
Ex Date:	December 11, 2007
Record Date:	December 13, 2007
Payable Date:	December 31, 2007

Type of Distribution	Per Share
Monthly Dividend*	$0.12500
Annual long-term capital gain	$0.32459
Annual short-term capital gain	$0.26488

Total	$0.71447

*	Monthly dividend under new level distribution policy consists of current income, supplemented by realized long-term capital gains, to the extent permitted by law, realized short-term capital gains and, to the extent necessary, return of capital.
About Manulife Financial and John Hancock
John Hancock Funds, the mutual fund business unit of John Hancock Financial Services, offers a broad array of investment products, including open-end and closed-end funds, privately managed accounts, 529 plans and retirement accounts to retail and institutional investors. As of September 30, 2007, investors entrusted John Hancock Funds with more than $59 billion in assets. Additional information about John Hancock Funds can be found on the website: http://www.jhfunds.com.
John Hancock is a unit of Manulife Financial Corporation, a leading Canadian-based financial services group serving millions of customers in 19 countries and territories worldwide. Operating as Manulife Financial in Canada and Asia, and primarily through John Hancock in the United States, the Company offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents and distribution partners. Funds under management by Manulife Financial and its subsidiaries were Cdn$399 billion (US$400.5 billion) as of September 30, 2007. Manulife Financial Corporation trades as ‘MFC’ on the TSX, NYSE and PSE, and under ‘0945’ on the SEHK. Manulife Financial can be found on the Internet at www.manulife.com.
The John Hancock unit, through its insurance companies, comprises one of the largest life insurers in the United States. John Hancock offers a broad range of financial products and services, including life insurance, fixed and variable annuities, mutual funds, 401(k) plans, long term care insurance, college savings, and other forms of business insurance.
#     #

Factual Stock Report | March 1, 2008 | NYS Symbol: HTD John Hancock Tax-Advantaged Dividend Income Fund

Asset Class
Closed-end Exchange Traded Fund
Summary This closed-end fund seeks to provide a high level of after-tax total return from dividends and capital gains by investing mainly in the utilities and financial services sectors.
Key Fund Statistics (Source S&P, company reports)

Price as of Feb 29, 2008	$16.81
52-Wk Range	$21.75-16.18
Dividend Rate/Share	$1.50
Yield(%)	8.92
Net Asset Value (NAV)	$17.87
Premium/Discount(%)	-5.9%
Net Assets, Com.(M)	1,299.90
Market Capitalization(M)	$707.314
Beta	0.65
Common Shares Outstg.(M)	42.1
Preferred Stock (M)	380.11
Preferred Shares Outstg.(000)	15.00
Annualized Total Return: (%)

1-Mo	-45.2
1-Yr	-7.4
6-Mo	-8.1
5-Yr	—
Price Performance
Key Growth Rates and Averages

Past Growth Rate (%)	1 Yr	3 Yrs	5 Yrs
Total Investment Income	14.88	NA	NA
Net Investment Income	17.38	NA	NA

Ratio Analysis (Annual Avg.)
Price/NAV	0.89	0.87	NA
Net Investment	6.76	6.28	NA
Income/Net Assets (%)
Expenses/Net Assets (%)	1.00	0.99	NA

Dividend Data (Dates: mm/dd Payment Date: mm/dd/yy)

Amount	Date	Ex-Div.	Stk. of	Payment
($)	Decl.	Date	Record	Date
0.589	12/04	12/11	12/13	12/31/07
0.125	12/04	12/11	12/13	12/31/07
0.125	01/02	01/10	01/14	01/31/08
0.125	02/01	02/08	02/12	02/29/08
Dividends have been paid since 2004. Source: Company reports.
S&P Financial Writer Kevin Hempstead
Fund Overview November 27, 2007
The fund’s top 10 holdings at October 31, 2007 were: ONEOK, Inc., 3.12%; Regions Financial, 2.91%; NSTAR, 2.90%; Spectra Energy Corp., 2.74%; Bank of America, 2.68%; OGE Energy, 2.61%; Integrys Energy Group, 2.60%; BP Plc, 2.43%; Ameren, 2.31%; and DTE Energy, 2.30%.
Total investment income for the six months ended June 30, 2007, amounted to $31.2 million. Total expenses were $4.7 million, and absorbed 15% of total investment income; net investment income was $26.5 million ($0.43 per share, after preferred dividends). The net realized and unrealized loss on investments was $17.8 million ($0.42). For the six months ended June 30, 2007, the fund returned 0.33% at net asset value, -1.16% at market value..
The adviser has contractually agreed to limit the fund’s annual management fee to 0.55% of the fund’s average daily managed assets until the fifth anniversary of the commencement of the fund’s operations, 0.60% of such assets in the sixth year, 0.65% of such assets in the seventh year, and 0.70% of average daily managed assets in the eighth year. After the eighth year, the adviser will no longer waive a portion of the management fee.
Under normal market conditions, HTD invests at least 80% of its assets in dividend-paying common and preferred securities that the adviser believes at the time of acquisition are eligible to pay dividends which, for individual shareholders, qualify for U.S. federal income taxation at rates applicable to long-term capital gains (currently taxed at a maximum rate of 15%). The fund may invest the remainder of its assets in other equity and fixed income securities, the income from which does not qualify for such tax treatment.
At October 31, 2007, the top holdings by industry classification were: utilities, 54.85%; financials, 27.45%; energy, 10.48%; telecommunication services, 4.21%; materials, 0.59%; industrials, 0.44%; and consumer discretionary, 0.29%.
Net Investment Income/Net Asset Value
Net Investment Income/Share ($)

	2007	2006	2005	2004	2003	2002
1Q	—	—	—	—	—	—
2Q	0.43	0.59	0.49	0.32	—	—
3Q	—	—	—	—	—	—
4Q	—	—	—	—	—	—
Year	—	1.04	0.93	0.85	—	—

Net Asset Value/Share ($)
1Q	23.17	20.26	19.85	19.00	—	—
2Q	22.33	20.37	21.08	18.10	—	—
3Q	21.86	21.78	20.85	19.07	—	—
4Q	—	22.90	19.93	20.48	—	—
Fiscal year ended Dec. 31.
Top Holdings as of 10/31/07

%
ONEOK	3.12
Regions Financial	2.91
NSTAR	2.90
Spectra Energy	2.74
Bank of America	2.68
OGE Energy	2.61
Integrys Energy	2.60
BP Plc	2.43
Ameren Corp.	2.31
DTE Energy	2.30

All of the views expressed in this research report accurately reflect our quantitative research models regarding any and all of the subject securities or issuers. No part of our compensation was, is, or will be, directly or indirectly, related to the specific recommendations or views expressed in this research report. This report is for information purposes and should not be considered a solicitation to buy or sell any security. Neither S&P nor any other party guarantees its accuracy or makes warranties regarding results from its usage. S&P receives compensation from the issuer or an agent thereof for initiating coverage, and for distribution including licensed redistribution of this report, and/or for inclusion in other S&P publications, generally in amounts up to U.S. $14,175 per year. Redistribution is prohibited without written permission.

Redistribution or reproduction is prohibited without written permission. Copyright © 2008 The McGraw-Hill Companies, Inc.

Factual Stock Report | March 1, 2008 | NYS Symbol: HTD John Hancock Tax-Advantaged Dividend Income Fund

Fund Objective November 27, 2007
John Hancock Tax-Advantaged Dividend Income Fund is a diversified closed-end management investment company that seeks to provide a high level of after-tax total return from dividend income and capital gains. The fund commenced operations on February 27, 2004.
At October 31, 2007, the fund’s asset mix was divided as follows: common stocks, 70.79%; preferred stocks, 22.88%; depository receipts, 4.61%; short-term, 1.45%; and foreign stock, 0.27%.
Under normal market conditions, HTD invests at least 80% of its assets in dividend-paying common and preferred securities that the adviser believes at the time of acquisition are eligible to pay dividends which, for individual shareholders, qualify for U.S. federal income taxation at rates applicable to long-term capital gains (currently taxed at a maximum rate of 15%). The fund may invest the remainder of its assets in other equity and fixed income securities, the income from which does not qualify for such tax treatment.
The fund intends to concentrate its investments in securities issued by U.S. corporations in the related groups of industries comprising each of the utilities sector and the financial services sector.
The fund has an investment management contract with John Hancock Advisers, LLC, a wholly owned subsidiary of John Hancock Financial Services, Inc., a subsidiary of Manulife Financial Corp. Under the investment management contract, the fund pays a daily management fee to the adviser at an annual rate of 0.75% of the fund’s average daily net asset value and the value attributable to the Auction Preferred Shares.
The adviser has contractually agreed to limit the fund’s management fee to 0.55% of the fund’s average daily managed assets until the fifth anniversary of the commencement of the fund’s operations, 0.60% of such assets in the sixth year, 0.65% of such assets in the seventh year, and 0.70% of average daily managed assets in the eighth year. After the eighth year, the adviser will no longer waive a portion of the management fee.
The total value of the fund’s preferred stock was $380 million at June 30, 2007.
At October 31, 2007, the fund’s top sector holdings were: utilities, 54.85%; financials, 27.45%; energy, 10.48%; telecommunication services, 4.21%; materials, 0.59%; industrials, 0.44%; and consumer discretionary, 0.29%.
Fund Performance (Feb 29, 2008)
In the past 30 trading days, HTD’s shares have increased 0.66%, compared to a rise of 0.41% in the S&P 500. Average trading volume for the past five days was 77,440 shares, compared with the 40-day moving average of 95,593 shares.
Fund Financials Fiscal Year Ended Dec. 31

Per Share Data ($)	2006	2005	2004	2003	2002	2001	2000	1999	1998	1997

Net Asset Value	22.90	19.93	20.48	NA	NA	NA	NA	NA	NA	NA
Year End Price	20.32	16.81	17.99	NA	NA	NA	NA	NA	NA	NA
Premium/Discount(%)	-12.60	-15.65	-12.16	NA	NA	NA	NA	NA	NA	NA
Dividends:Investment Income	1.16	1.16	0.87	NA	NA	NA	NA	NA	NA	NA
Dividends:Capital Gains	0.53	0.09	Nil	NA	NA	NA	NA	NA	NA	NA
Portfolio Turnover	41%	24%	42%	NA	NA	NA	NA	NA	NA	NA

Income Statement Analysis (Million $)
Total Investment Income	69.0	60.1	46.6	NA	NA	NA	NA	NA	NA	NA
Net Investment Income:Total	60.2	51.3	40.3	NA	NA	NA	NA	NA	NA	NA
Net Investment Income:Per Share	1.04	0.93	0.85	NA	NA	NA	NA	NA	NA	NA
Realized Capital Gains:Total	22.9	17.1	-12.6	NA	NA	NA	NA	NA	NA	NA
Realized Capital Gains:Per Share	0.55	0.41	-0.30	NA	NA	NA	NA	NA	NA	NA
% Net Investment Income/Net Assets	6.76	5.97	6.11	NA	NA	NA	NA	NA	NA	NA
% Expenses to:Net Assets	1.00	1.03	0.95	NA	NA	NA	NA	NA	NA	NA
% Expenses to:Investment Income	16.5	18.8	13.5	NA	NA	NA	NA	NA	NA	NA

Balance Sheet & Other Financial Data (Million $)
Net Assets	964	838	862	NA	NA	NA	NA	NA	NA	NA
1 Year Total Return on NAV	25.7%	4.44%	NA	NA	NA	NA	NA	NA	NA	NA
% Change S&P 500	15.8	4.91	10.9	NA	NA	NA	NA	NA	NA	NA
% Change Bonds AAA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Cost of Investments	1,167	1,165	1,167	NA	NA	NA	NA	NA	NA	NA
Market Value of Investments	1,341	1,215	1,244	NA	NA	NA	NA	NA	NA	NA
% Net Asset Distribution:Net Cash	-39.1	-45.9	-44.3	NA	NA	NA	NA	NA	NA	NA
% Net Asset Distribution:Short Term Obligations	0.5	2.3	2.5	NA	NA	NA	NA	NA	NA	NA
% Net Asset Distribution:Bonds & Preferred	30.4	42.9	32.8	NA	NA	NA	NA	NA	NA	NA
% Net Asset Distribution:Common Stock	108	111	109	NA	NA	NA	NA	NA	NA	NA
% Net Asset Distribution:Other Investment	Nil	Nil	Nil	NA	NA	NA	NA	NA	NA	NA
Data as orig reptd.; bef. results of disc opers/spec. items. Per share data adj. for stk. divs.; EPS diluted. E-Estimated. NA-Not Available. NM-Not Meaningful. NR-Not Ranked. UR-Under Review.

Office: 101 Huntington Avenue, Boston, MA 02199.
Telephone: 800-225-0218.
Website: http://www.jhfunds.com
Chrmn: R.R. Dion
Pres & CEO: K.F. Hartstein
CFO: J.G. Vrysen
Treas: G.M. Shone
Secy & Chief Lgl Officer: T.M. Kinzler
Board Members: J. R. Boyle, J. F. Carlin, R. P.
Chapman, Jr., W. H. Cunningham, R. R. Dion, C. L.
Ladner, J. A. Moore, P. M. Peterson, S. R. Pruchansky
Auditor: PricewaterhouseCoopers
Founded: 2003
Domicile: Massachusetts
Employees: 0

Redistribution or reproduction is prohibited without written permission. Copyright © 2008 The McGraw-Hill Companies, Inc.

Factual Stock Report | March 1, 2008 | NYS Symbol: HTD John Hancock Tax-Advantaged Dividend Income Fund

Glossary
Alternative Minimum Tax Bond
Certain types of municipal bonds whose income is subject to the alternative minimum tax. AMT bonds include those issued to finance such private purpose activities as industrial redevelopment and sports stadium construction.
Average Coupon
The coupon of each position in a mortage pool or other debt instrument portfolio weighted by the size of the position to compute an average coupon for the pool.
Average Effect Maturity: for a Bond Fund
The average of the effective maturity dates of the fixed-income securities in the fund’s holdings. Effective maturity takes into account the possibility that it may be called by the issuer before its stated maturity date.

Capital Appreciation Fund
A mutual fund that seeks maximum capital appreciation by investing primarily in stocks with greater than average risk.
Capital Gain Distribution
A payment to fund shareholders of net capital gains realized on the sale of the fund’s securities. The net asset value of the fund is reduced by the amount of the distribution. These amounts are usually paid out once a year in December.
Coupon Rate
The interest rate that an issuer promises to pay over the life of a debt security, such as a bond, expressed as a percentage of face value.
Credit Rating
An evaluation of the creditworthiness of a debt security by an independent rating service.

Duration
A mathematical measure of the price sensitivity of a bond fund’s portfolio to changes in interest rates. Duration is stated in years; the shorter the duration, the less price variability you can expect in the fund’s price per share.
Duration Adjusted for Portfolio Leverage
A measure of the fund’s net asset value volatility in reaction to interest rate movements, adjusted for the use of borrowed money to increase investing power. The use of leverage results in greater duration.

Exchange Type
ASE — American Stock Exchange; NNM — Nasdaq National Market; NSC — Nasdaq SmallCap; NYSE — New York Stock Exchange; BB — OTC Bulletin Board; OT -Over-the-Counter; TO — Toronto Stock Exchange.
Expense Ratio
The percentage of the fund’s average net assets used to pay fund expenses. The expense ratio takes into account management fees, administrative fees, and any 12b-1 fees.

Fund Net Assets
The total value of a fund’s securities, cash, and other holdings, minus any outstanding debts.

Income Fund
A mutual fund that seeks current income rather than growth of capital. Income funds typically invest in bonds and/or high-yielding stocks.
Interest Expense
Includes all interest expense on short-or-long-term debt.
Investment Income
Total investment income before interest expense and after bond discount/premium.
Investments Cost
The original cost of the fund’s investments.
Investments Market
The price, at which the fund’s investments could be sold, based on current trading prices or other approximation.

Leverage
A method to potentially generate a higher level of income, which typically involves the issuance of preferred stock by the fund that pays lower rates to buy long-term bonds offering higher interest rates.

Management Fee
The amount a mutual fund pays to its investment advisor for the investment management associated with overseeing the fund’s portfolio.
Municipal Bond
An IOU issued by a state, city or other municipality to finance public works such as the construction of roads or schools. The interest is usually free from federal income tax and may be free from state and local taxes as well.

Net Asset Value
A primary measure used by investors to evaluate closed-end funds. The value of fund assets, less liabilities, divided by the number of shares outstanding.
Net Assets
The total value of a fund’s securities, cash and other holdings, minus any outstanding debts.
Net Gain/Loss from Investments
The sum of both the realized and unrealized gains and losses in the income statement.

Other Expenses
Net expenses excluding management fee, interest expense and waivers/reimbursements.
Other Liabilities
Total liabilities less borrowings.

Portfolio Turnover
A measure of the trading activity in a fund’s portfolio of investments, that is, how often securities are bought and sold by the fund.
Premium/Discount
The percentage by which a stock trades, above or below the NAV.

Share Price
The market price at which a fund’s shares are traded on an exchange. Closed-end fund shares trade in the stock market based on investor demand. Therefore, the fund may trade at a price higher or lower than its NAV.

Tax Equivalent Yield
The yield that must be earned on a taxable investment in order to equal the yield of the fund on an after-tax basis. The taxable equivalent yield is based on the fund’s dividend yield on the date indicated and the specified tax rate.
Total Return
The return on your investment, which takes into account the change in price plus dividends or interest you receive.

Undistributed Net Investment Income
The life-to-date balance of a fund’s net investment income less distributions of net investment income.
Unrealized Depreciation/Amortization
The decline in value of assets still being held.

Waivers/Reimbursements
Includes custodian fee credits, management fee waivers and other expense reimbursements.
Weighted Average Maturity of Portfolio Holdings
For a bond fund or defined portfolio, the average of the stated maturity dates of the fixed-income securities in the fund, weighted by the size of the bond principal balances.

Redistribution or reproduction is prohibited without written permission. Copyright ©2008 The McGraw-Hill Companies, Inc.

March 6, 2008
John Hancock Closed-End Funds Auction Preferred Shares (APS) Questions & Answers
In response to recent developments in the APS market, we would like to help you understand the reason for the disruptions, the impact on closed-end funds and how John Hancock is responding. The following Q&A is intended to explain how closed-end funds use APS and answer some questions you may have about the current market environment.
Frequently Asked Questions:
Q: What is the difference between open-end and closed-end funds?
A: Closed-end investment companies differ from open-end mutual funds in several critical ways. Among other things, a closed-end fund generally issues a fixed number of common shares in a one-time underwritten public offering. The launch of a new closedend fund is substantially similar to the initial public offering of an operating company in this regard.
Unlike open-end mutual funds, common shares of closed funds are not redeemable by shareholders. Like the common stock of a conventional public company, the common shares trade exclusively on a secondary market, most typically a national securities exchange. The common shares of John Hancock closed-end funds currently all trade on the New York Stock Exchange. Hence, an investor who wants to buy or sell closed-end fund common shares generally must place purchase and sale orders through a broker or other qualified intermediary who then executes the transaction on the open market at prices determined by the supply and demand in the market at that time.
Q: What is a leveraged closed-end fund?
A: As described above, a closed-end fund raises its initial capital through the initial public offering of its common shares. The proceeds from this offering are then invested by the closed-end fund’s management company in accordance with the fund’s investment objective and policies. In the case of a leveraged closed-end fund, additional capital is raised by means of a second underwritten public offering of preferred shares of the fund.
Q: What are auction preferred shares (APS)?
A: Auction preferred shares (APS) are preferred stock whose dividend resets at regular intervals at a “Dutch” auction. Dutch auctions are commonly used alternatives to traditional pricing mechanisms. Many other types of preferred stock and debt securities also trade in an auction process. Like common shares of closed-end funds, APS have no redemption rights, which would enable holders to sell them directly back to the fund either on demand or at periodic intervals. When auctions are used to determine APS dividend rates, existing shareholders declare whether they intend to sell or hold their shares, while buyers declare the dividend rate at which they wish to purchase shares and in what quantity. For an auction to be successful, the number of shares bid on must meet or exceed the number of shares being offered for sale.
It is important to note that neither the Funds nor John Hancock exercise control over the auction rate market. The market is mediated by the auction agent who is compensated for their services regardless of whether or not an auction is successful. However, the functioning of the market is entirely a product of investor interest (i.e., supply and demand) communicated through the brokers that have entered into agreements to participate in these markets, as well as the willingness and ability of such brokers to assist in supporting these markets by investment of their own capital.
Continued
Q: What are the special risks considerations associated with APS?
A: The risk associated with both preferred shares and auctions are outlined in your fund’s prospectus.
The following paragraphs are both excerpts from the John Hancock Tax-Advantaged Dividend Income Fund (HTD) closed-end prospectus:
Risks of investing in the Preferred Shares include:
THE PRIMARY RISKS
•	If an Auction fails you may not be able to sell some or all of your APS and the Fund is not obligated to redeem your APS if the Auction fails.

•	Because of the nature of the market for APS, you may receive less than the price you paid for your shares if you sell them outside of the Auction, especially when market interest rates are rising.

•	A rating agency could downgrade the rating assigned to the APS, which could affect liquidity.

•	The Fund may be forced to redeem APS to meet regulatory or rating agency requirements or may voluntarily redeem the APS in certain circumstances.

•	In certain circumstances, the Fund may not earn sufficient income from its investments to pay dividends on the APS.

•	If interest rates rise, the value of the Fund’s investment portfolio generally will decline, reducing the asset coverage for the APS.
AUCTION RISK
The dividend rate for the APS normally is set through an Auction process. In the Auction, Existing Holders of APS may indicate the dividend rate at which the Existing Holders would be willing to hold or sell their APS or purchase additional APS. The Auction also provides liquidity for the sale of APS. An Auction fails if there are more APS offered for sale than there are buyers. You may not be able to sell your APS at an Auction if the Auction fails. Also, if you place Bid Orders, orders to retain shares at an Auction only at a specified dividend rate and that rate exceeds the rate set at the Auction, you will not retain your APS. Additionally, if you buy APS or elect to retain APS without specifying a dividend rate below which you would not wish to buy or continue to hold those APS, you could receive a lower rate of return on your shares than the market rate. Finally, the Dividend Period for the APS may be changed by the Fund, subject to certain conditions with notice to the holders of APS, which could also affect the liquidity of your investment.
Q: What has recently happened with APS?
A: As a result of the recent issues with the credit markets, an imbalance of buyers and sellers of APS auctions (including those of several John Hancock closed-end funds) has resulted. This is an industry-wide issue impacting nearly all auction rate securities and impacting many leveraged closed-end funds. Recent auctions have failed because of liquidity issues (i.e., there were more shares offered for sale than there were bids to buy shares), not because of credit quality concerns. The liquidity problems may have arisen because some broker-dealers who customarily placed bids for their own accounts in auctions did not place bids in recent failed auctions. However, broker-dealers are not, and never have been, legally required to bid in an auction.
Q: What happens when an auction fails?
A: It is important to note that a “failed” auction for a closed-end fund’s APS is not a “default” on the security. Preferred shareholders continue to receive dividends at the “maximum rate” as noted below. Any bids in the auction to newly purchased shares that are filled will be allocated on a pro rata basis among the shareholders who wished to sell. Preferred shareholders who sought to sell shares, to the extent they were unable to do so, will continue to hold their shares. They may offer their shares at the next scheduled auction, subject to the same risk that the subsequent auction may not attract sufficient demand for a successful auction to occur. The auction process calls for the fund to pay a “maximum rate” for the entire series, not just the unsold shares. This rate is intended in part to compensate would-be sellers for the gap in liquidity. In the case of John Hancock’s APS, the maximum rate is the higher of 125 bps over or 125% of the 30-day commercial paper benchmark rate, except in the case of the Patriot Premium Dividend II Fund, which has a maximum rate of the higher of 150 bps over or 150% of a two-month LIBOR.
Q: Which JH closed-end funds have been affected?
A: Tax-Advantaged Dividend Income (HTD) Investors Trust (JHI)
Preferred Income (HPI) Income Securities Trust (JHS)
Preferred Income II (HPF) Patriot Premium Dividend II (PDT)
Preferred Income III (HPS)
Continued
Q: What is the impact on common shareholders of closed-end funds that use APS?
A: There has been no immediate negative impact on common shareholders of John Hancock closed-end funds. Our leveraged closed-end fund common shareholders continue to benefit from an attractive spread between the short-term rates our funds are paying on APS and the returns our funds are earning on the securities they hold. However, one potential implication of the auction failures for common shareholders is that the cost of financing a fund’s leverage may be higher than it would have been if those costs were determined through a successful auction process. This means that common shareholder earnings would be marginally lower than the earnings the common shares would have otherwise earned. If these difficulties persist for an extended period of time, the funds may need to find alternative methods of financing the funds’ leverage or otherwise alter the funds’ financing plan.
Q: Was this due to any credit quality issues with the funds?
A: No, each of our funds’ preferred shares continue to have AAA/AA credit ratings from one or more nationally recognized statistical rating organizations: Moody’s and/or Standard & Poors. The failed auctions involving closed-end funds do not appear to be a credit quality issue. These auction failures were across several asset classes and structures and involved numerous issuers, many of which have extremely strong credit quality. Please keep in mind that our closed-end funds’ APS rely on their asset coverage and their underlying portfolio credit quality and diversification of the collateral for their credit ratings. They are evaluated by independent ratings agencies who have been reviewing such shares and their underlying asset coverage for nearly 20 years.
Q: Will I be able to sell my shares in the secondary market?
A: Broker-dealer auction desks may try to facilitate secondary market trades away from the auction process, though there is no obligation to make a market bid to furnish liquidity. Such a secondary market, if it does materialize, may be thin and may not provide shareholders the degree of liquidity they are seeking. Sellers in the secondary market may receive less than the par value share price.
Q: What if I want to sell my APS shares at the next scheduled auction?
A: We cannot predict what will happen with upcoming auctions. Current indications are that liquidity pressure and auction market displacements will continue for at least the near term. If a particular auction fails to attract sufficient demand, all investors in that fund’s APS will receive the maximum rate dividend as allowed by each closed-end fund. This maximum rate is intended to be attractively above comparable rates for successful auctions of closed-end fund preferred shares, although the maximum rates have been only slightly higher than the reset rates for recent successful auctions. Please click here to view the updated auction rates.
Q: Can bids be placed for rates higher than the maximum rate?
A: No, they are capped at the maximum rate, which is calculated on the day of the applicable auction. If that auction fails, the maximum rate determined on that date remains in effect until the next scheduled auction.
Q: I’ve read about statements posted in the New York Times made by Western Investment LLC that suggest a common share tender offer proposal could solve the APS liquidity issue for the Tax-Advantaged Dividend Income Fund (HTD), is this accurate?
A: The suggestion being made by Western Investment LLC does not solve the auction shares liquidity problem. Western is interested in a short-term liquidity event that they can leverage to make a quick profit at the expense of long-term shareholders. They have a history of attempting to do this, moving from one closed-end fund to the next.
It is important that investors not be mislead by these suggestions. The suggestion of a tender offer does not solve the liquidity problem for all APS shareholders and potentially does not provide a solution for any APS shareholders.
The Board of Directors for all John Hancock closed-end funds are actively reviewing solutions to the lack of liquidity in the APS auction market that are in the best interest of all APS and all common shareholders.
Q: What is the industry doing to address this issue?
A: Industry participants are considering a variety of options to respond to the needs of preferred and common shareholders, but the focus appears to currently be centered on two options:
•	Restructuring APS with other forms of leverage, and/or

•	Making them eligible for investment by money market funds.
Other options such as buying back and retiring APS (i.e. deleveraging) have been considered but may not be practical given that they favor one class of shareholder over another. Currently, industry members are consulting with the U.S. Securities and Exchange
Commission (SEC), the Investment Company Institute (ICI) and Wall Street leaders for input on the most appropriate course of action.
Q: How is John Hancock responding to this issue?
A: John Hancock continues to monitor overall developments and actively work to help restore liquidity to the APS holders. Along with other market participants, each of whom is facing exactly the same issue, we are focusing significant resources on the issue and we are having ongoing dialog with Wall Street. The funds’ board of trustees have been informed of these on-going issues and continue to be actively involved in discussions regarding the options available. Any final decisions regarding the APS will be reviewed by the board prior to implementation. In the interim, those shareholders will continue to earn an attractive rate of interest on their APS holdings.
Q: Who do I contact if I have any further questions?
A: Please call 1-800-225-5291, Monday through Friday, between 9:00 a.m. and 7:00 p.m., Eastern Time.
John Hancock Funds, LLC
Member FINRA
601 Congress Street • Boston, MA 02210-2805
1-800-225-5291 • 1-800-554-6713 TDD • www.jhfunds.com
Not FDIC insured. May lose value. no bank guarantee. not insured by any government agency. CLQALTR 3/08

TAX-ADVANTAGED DIVERSIFIED EQUITY PEER GROUP

			Net	Prem/	Market	Market	NAV	1 Year Return		3 Year Return
		Inception	Assets	(Disc)	Yield	Yield	Yield	Market	NAV	Market	NAV
Fund	Ticker	Date	($mm)	(%)	(%)	Rank	(%)	(%)	(%)	(%)	(%)
ALPINE GLOBAL DYNAMIC DIVIDE	AGD	Jul-06	422	8.20	10.59	1	11.46	(0.07)	(2.16)
JOHN HANCOCK T/A DVD INCOME	HTD	Feb-04	752	(5.93)	8.92	3	8.39	(7.42)	(14.29)	6.80	3.50
NUVEEN TAX-ADV TOT RET STRAT	JTA	Jan-04	293	(7.92)	10.51	2	9.68	(18.94)	(12.56)	7.09	5.51
EATON VANCE TAX ADV GL DVD O	ETO	Apr-04	481	(10.49)	7.25	10	6.49	11.14	15.01	19.82	18.54
BLACKROCK DIVIDEND ACHIEVERS	BDV	Dec-03	715	(10.69)	7.68	7	6.86	(14.06)	(13.28)	(1.03)	1.42
DREMAN/CLAYMORE DVD & INCOME	DCS	Jan-04	794	(11.21)	8.38	4	7.44	(20.80)	(20.22)	0.47	(0.16)
EATON VANCE TAX-ADV DVD INC	EVT	Sep-03	2,014	(12.33)	7.54	8	6.61	(2.55)	0.58	10.76	11.18
COHEN & STEERS DIVIDEND MAJO	DVM	Jan-05	227	(12.36)	8.11	5	7.11	(17.46)	(17.89)	1.11	5.71
BLACKROCK STRAT DVD ACHV TRS	BDT	Mar-04	354	(12.48)	7.83	6	6.85	(18.93)	(16.60)	(1.92)	1.11
GABELLI DIVIDEND & INCOME TR	GDV	Nov-03	1,765	(12.56)	7.18	11	6.28	(6.64)	(4.39)	7.84	7.78
EATON VANCE T/A GL DVD INCM	ETG	Jan-04	2,013	(12.84)	7.50	9	6.54	(1.87)	2.40	12.05	12.57
AVERAGE				(9.15)	8.32		7.61	(8.87)	(7.58)	6.30	6.71
Source: UBS Tax-Advantage Diversified Equity Peer Group, Bloomberg data as of February 29, 2008

HTD Weekly Discount Trends

SUBJECT: John Hancock Tax-Advantaged Dividend Income Fund (HTD)

I.)	Review investment objective

II.)	Discuss Management and Board actions taken:
a.	Filed for a Managed Distribution Order in January 2007 after the SEC moratorium on 19b exemptive applications was lifted

b.	Implemented an increased level distribution policy in December 2007

c.	Board approved share repurchase program in December 2007

d.	Proxy in progress for modifications to investment restrictions
III.)	HTD discount trends

IV.)	Review of proxy proposals
a.	To elect Mr. Carlin and Mr. Cunningham as Trustees to serve until their respective successors are duly elected and qualified.

b.	To eliminate the fund’s policy of investing at least 25% of its net assets in securities issued by financial services corporations.

c.	To modify the fund’s utilities sector concentration policy to permit investments in foreign utilities corporations.
i.	Board previously approved an increase in the Fund’s ability to invest in foreign securities
V.)	Review of letters to shareholders regarding current proxy

VI.)	Question & Answer